   PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL
             TREATMENT. SUCH PORTIONS ARE DESIGNATED [REDACTED].


                                                                   EXHIBIT 10.20

                        RELEASE AND SETTLEMENT AGREEMENT

      This Release and Settlement Agreement (the "Agreement") is entered into this 27th day of April 2004 between Peter Y. Atkinson ("Atkinson") and Hollinger International, Inc. ("International").

      WHEREAS by resolutions dated June 19, 2003, and January 20, 2004, the Board of Directors of International formed and authorized a Special Committee (the "SC") to investigate, among other things, allegations regarding various related-party transactions and payments, including various "non-competition" payments;

      WHEREAS Atkinson was a recipient of the "non-competition" payments;

      WHEREAS, in early November 2003, Atkinson volunteered to repay a portion of the "non-competition" payments;

      WHEREAS during the course of its investigation, the Special Committee discovered, among other things, another category of related-party payments, i.e., those made under the Hollinger Digital Management Incentive Plan;

      WHEREAS Atkinson was a recipient of payments under the Hollinger Digital Management Incentive Plan;

      WHEREAS on December 10, 2003, the action Cardinal Value Equity Partners, L.P. v. Black, et al., C.A. No. 105-N (Del. Ch., filed Dec. 10, 2003) (the "Cardinal Action") was brought on behalf of International, naming Atkinson, among other defendants, challenging, among other things, the "non-competition" payments;

      WHEREAS on January 16, 2004, the SC filed suit against, among others, Conrad M. Black and F. David Radler in the United States District Court for the Southern District of New York, which case was subsequently dismissed and refiled in the United States District Court for the Northern District of Illinois, Eastern Division, Case No. 04C 0698 (the "Illinois Action");

      WHEREAS in or about April 2004, the SC began discussions with Atkinson regarding resolving International's claims against Atkinson;

      WHEREAS, Atkinson wishes to settle and finally resolve all actual or potential claims arising out of or relating to the matters that have been or may be asserted against him in the Cardinal Action and the Illinois Action;

      WHEREAS, Atkinson has denied that he has liability to any of the plaintiffs in the Cardinal Action and/or the Illinois Action and has not admitted any of the allegations of the complaints filed in those actions;

      WHEREAS, Atkinson has agreed to enter into the Agreement to resolve any potential liability in connection with the Cardinal Action and the Illinois Action, and to reduce further expense, inconvenience, and the distraction of burdensome and protracted litigation;

      WHEREAS, the SC believes that this settlement with Atkinson (the "Atkinson Settlement") is fair, reasonable and adequate and in the best interests of the shareholders of International; and

      NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, subject to the approval of the Court as more fully described herein, as follows:

      1. Settlement Amount-- "Non-Competition" Payments and Hollinger Digital Management Incentive Plan Payments in Full-with Interest. Atkinson agrees to pay to International, with interest, the "non-competition" payments he received, as identified in paragraph 3 of the Complaint in the Illinois Action. The "non-competition" payments (not including interest) for Atkinson total $2,180,929. Atkinson also agrees to pay to International, with interest, the Digital incentive compensation payments he received: he received $50,0000 on August 11, 2000 and $100,000 on January 16, 2001, for a total of $150,000. The applicable rate of interest is the U.S. federal rate at the time Atkinson received each payment, compounded annually. The applicable rates are: (i) 6.33% on the August 2000 payment (the first of the two Hollinger Digital Management Incentive Plan payments); (ii) 6.01% on the November 2000 payments (the CanWest payment and the first of the three U.S. Community newspaper payments); (iii) 5.61% on the January 2001 payment (the second of two Hollinger Digital Management Incentive Plan payments); (iv) 5.07% on the February 2001 payment (the second of the three U.S. Community newspaper payments) (v) 4.94% on the April 2001 payment (the last of the three U.S. Community newspaper payments;
(vi) 4.07% on the July 2001 payment (the first of the two Osprey payments; and (vii) 2.73% on the November 2001 payment (the second of the two Osprey payments). The total amount to be paid by Atkinson including interest (as of April 26, 2004) for the "non-competition" payments and the Hollinger Digital Management Incentive Plan payments is $2,460,181.43. Atkinson has paid $350,000, and the balance to be paid as of April 26, 2004 including interest is $2,110,181.43 (the "Settlement Amount"). Atkinson will pay the Settlement Amount into escrow by exercising stock options as provided in paragraph 2 below.

      2. Resignation and Exercise of Stock Options. Atkinson hereby resigns as an officer of International as of April 27, 2004. Atkinson hereby confirms that he is aware and that he has been advised that the United States securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of such company. Atkinson agrees that he will not purchase or offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any such shares of common stock of the Company, or any options or warrants to purchase any such shares of stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive such shares of common stock of the Company while in possession of such information. Accordingly, International agrees to allow Atkinson to exercise his vested stock options immediately upon his resignation. Atkinson may exercise his vested options immediately upon his resignation. If he elects to sell the resulting shares, he shall deposit all proceeds of any such sale of stock resulting from the exercise of his vested stock options into the Escrow Account. Atkinson agrees that a portion of the proceeds equal to the Settlement Amount (plus all interest accrued thereon) shall be released to International in satisfaction of Atkinson's obligations as set forth in paragraph 1 of this Agreement. Upon satisfaction of such obligations, International agrees that the remainder of those proceeds, if any, shall revert to Atkinson. For purposes of this Agreement, "Escrow

Account" shall mean the account described in the Escrow Agreement, substantially in the form attached hereto as Exhibit A, providing for the deposit of all amounts due from Atkinson under the terms of this Agreement until Final Approval. Upon Final Approval, the amounts will be wired to an account designated by International, for International's unrestricted use. "Final Approval" means the point at which the Final Order approving the Atkinson Settlement becomes final and unappealable, whether by the passage of time, affirmance on appeal or otherwise.

      3. Cooperation. Atkinson agrees to cooperate fully and actively with International and in particular with the work of the SC as of the signing of this Agreement. Atkinson agrees to make himself available to respond to inquiries and provide information as reasonably requested by the SC, and agrees to provide full and complete information as requested by the SC and as legally permitted under applicable law. Atkinson and International further agree that Atkinson will continue as a consultant to International pursuant to the terms of a separate Consulting Agreement, in the form attached hereto as Exhibit B (the "Consulting Agreement").

      4. Release and Settlement. Upon Final Approval, and payment in full of the Settlement Amount, International and its agents, advisors, representatives, affiliates, subsidiaries, divisions, officers, current and former directors, shareholders, employees, attorneys, predecessors, successors and assigns do hereby fully, finally and forever release Atkinson and any of his respective agents, heirs, successors, assigns, survivors and executors from any and all rights, interests, obligations, debts, dues, sums of money, accounts, reckonings, damages, claims, actions, allegations, causes of action, counterclaims or demands whatsoever, whether known or unknown, in law or in equity, that have been or that could be asserted from the beginning of time through the date hereof against Atkinson (the "Settled Claims") and Atkinson and any of his respective agents, heirs, successors, assigns, survivors and executors do hereby fully, finally and forever release International and its agents, advisors, representatives, affiliates, subsidiaries, divisions, officers, current and former directors, shareholders, employees, attorneys, predecessors, successors and assigns from any and all rights, interests, obligations, debts, dues, sums of money, accounts, reckonings, damages, claims, actions, allegations, causes of action, counterclaims or demands whatsoever, whether known or unknown, in law or in equity, that have been or that could be asserted from the beginning of time through the date hereof against them. The releases provided under this paragraph do not relate to any pending or future securities class action suits and do not affect the rights of contribution and indemnification the parties to this Agreement may have against each other in any securities class action suits. The releases also do not release Atkinson or International from their respective obligations under this Agreement or the Consulting Agreement.

      5. Indemnification for Legal Expenses. International will advance monies in accordance with Article 4.6 of the International's by-laws for reasonable legal costs and expenses incurred by Atkinson in responding to the investigation of the SC, regulatory investigations, and in defending litigation arising therefrom. International also will reimburse Atkinson on the same basis for reasonable legal costs and expenses incurred to date. Atkinson agrees to provide International with details of legal costs and expenses incurred to date for which reimbursement will be sought.

      6. Press Release. Any press release announcing this Agreement will be made available to Atkinson for review and comment, but final approval on the contents of the release will remain solely with International.

      7. Submission and Application to the Court. Atkinson acknowledges that because he is a defendant in the Cardinal Action, this Agreement can only be effective if approved by the Court. Atkinson further acknowledges that this Agreement is one of a number of such agreements that may be entered into between the SC, on behalf of International, and others (the "Settlements") and that the SC, on International's behalf, intends to seek Court approval of the Settlements as a single group to the extent necessary and appropriate. Therefore, as soon as practicable after the execution of this Agreement and any other Settlements, and the completion of the SC's investigation, the SC shall apply to the Delaware Court of Chancery for a scheduling order (the "Scheduling Order") that shall provide that:

            a. a settlement hearing (the "Settlement Hearing") be held to determine whether the Court should: (i) approve the Settlements pursuant to the Chancery Court Rule 23.1 as fair, reasonable, and adequate and in the best interests of International's stockholders; and (ii) enter an Order and Final Judgment dismissing Atkinson from the Cardinal Action with prejudice, each party to bear its own costs and release and enjoin prosecution against Atkinson of any and all Settled Claims; and (iii) hear other such matters as the Court may deem necessary and appropriate; and

            b. a copy of the Notice of Hearing and Proposed Settlement of Certain Defendants In Cardinal Value Equity Partners, L.P. v. Black (the "Notice") shall be sent to all stockholders of record of International as of the date of the Scheduling Order, and further provide that the distribution of the Notice substantially in the manner set forth in the Scheduling Order constitutes the best notice practicable under the circumstances, meets the requirements of applicable law and due process, is due and sufficient notice of all matters relating to the Settlements and fully satisfies the requirements of due process and of Rule 23.1 of the Chancery Court Rules.

      8. Notices. All costs incurred in identifying and notifying
International's stockholders of the Settlements, including the printing and the copying of the Notice, as set forth in the Scheduling Order, will be paid by International.

      9. Order and Final Judgment. If the Atkinson Settlement (including any modification thereto made with the consent of International and Atkinson as provided for herein) is approved by the Court, International and Atkinson shall promptly request the Court to enter an Order and Final Judgment that will automatically and without further action, among other things:

            a. approve the Atkinson Settlement, adjudge the terms thereof to be fair, reasonable, adequate and in the best interests of International's stockholders, and direct consummation of the Atkinson Settlement in accordance with the terms and conditions of the Agreement;

            b. determine that the requirements of Rule 23.1 of the Chancery Court Rules and due process have been satisfied in connection with the Notice to International's stockholders; and

            c. dismiss Atkinson from the Cardinal Action with prejudice, extinguish, discharge, and release, any and all Settled Claims as against Atkinson, said dismissal subject only to compliance by International and Atkinson with the terms of this Agreement and any Order of the Court concerning this Agreement, and permanently enjoin International from asserting, commencing, prosecuting or continuing any of the Settled Claims.

      10. Right to Withdraw from the Atkinson Settlement. The parties hereto shall have the right to withdraw from and terminate this Agreement as follows:

            a. International and Atkinson shall each have the option to withdraw from and terminate the Agreement (the "Termination Option") in the event that (i) either the Scheduling Order or Order and Final Judgment referred to above are not entered substantially in the customary form for derivative settlements in Delaware, or in some other form acceptable to International and Atkinson, (ii) the Atkinson Settlement is not approved or is materially modified by the Court or upon appeal, (iii) any of the conditions of the Atkinson Settlement are not fulfilled, including the SC's determination, in its sole discretion, that Atkinson has failed to fulfill his cooperation obligations as described in paragraph 3, above, or
                  (iv) application for the Scheduling Order shall not have been made on or before October 31, 2004 (each of which shall constitute a "Termination Event").

            b. In order to exercise a Termination Option, the terminating party must provide, within twelve business days of the Termination Event giving rise to such Termination Option, written notice of such withdrawal and the grounds therefor to all signatories to this Agreement.

            c. If a party exercises a Termination Option, the settlement proposed herein shall be of no further force or effect, and this Agreement and all negotiations, proceedings and statements relating thereto and any amendment thereof shall be null and void and without prejudice to any party hereto, and each party shall be restored to his, her or its respective position as it existed prior to the execution of this Agreement, except that (i) Atkinson shall not revert to being an employee or officer of the Company, and (ii) the Escrow Agreement shall remain in place, but any funds residing in the Escrow Account in excess of the Settlement Amount promptly shall be released to Atkinson by wire transfer of immediately available funds to an account designated by Atkinson. Atkinson also agrees that the Statute of Limitations for all of the Company's causes of actions and potential claims against Atkinson is tolled during the period from the Settlement Agreement's effective date until the effective date of any termination of the Agreement.

      11. Governing Law; Choice of Forum; Jury Waiver. This Agreement and any claim related directly or indirectly to this Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. All disputes arising out of or relating to this Agreement or its breach shall be resolved in the courts located within the State of Delaware, New Castle County, and Atkinson and International hereby submit exclusively to the jurisdiction and venue of those Delaware courts. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE ARISING OUT OF THIS AGREEMENT.

      12. Counterparts. This Agreement may be signed in any number of counterparts, all of which together shall constitute one and the same instrument.

      13. Severability. If any provision of this Agreement is found to be unenforceable in whole or in part, it shall be construed or limited in such a way as to make it enforceable, consistent with the intentions of the parties. If such construction or limitation is not possible, the unenforceable provision will be stricken, and the remaining provisions of this Agreement will remain valid and enforceable.

      14. Successors. This Agreement shall apply to Atkinson, as well as his heirs, agents, executors, and administrators. The Agreement also shall apply to, and inure to the benefit of, the predecessors, successors, and assigns of International and each past, present, or future employee, agent, representative, officer, partner, owner, or director of International and any division, subsidiary, parent, or affiliated entity.

      15. Entire Agreement. This agreement contains the entire agreement between Atkinson and International and supersedes and replaces all prior negotiations or proposed agreements, whether written or oral. This Agreement may not be changed or modified except in writing signed by both Atkinson and International. This Agreement is made independent of and is entirely separate from the Consulting Agreement, and the performance, termination or breach of the Consulting Agreement shall in no way affect the parties' obligations under this Agreement.

      16. Knowledge and Understanding. Atkinson acknowledges that he has read this Agreement and understands and acknowledges the significance and consequence of it and executes it voluntarily with full understanding of its consequences.

Agreed to this 27th day of April, 2004 by:

HOLLINGER INTERNATIONAL, INC.                   PETER Y. ATKINSON

By: /s/ Robert T. Smith                         /s/ Peter Y. Atkinson
    ---------------------------                 ----------------------------

                  AMENDMENT TO RELEASE AND SETTLEMENT AGREEMENT

            THIS AMENDMENT (this "Amendment") is entered into as of May 10, 2004, by and between Hollinger International, Inc. ("International") and Peter
Y. Atkinson ("Atkinson"), and is made with reference to that certain Release and Settlement Agreement entered into as of April 27, 2004 (the "Original Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Original Agreement.

                                    RECITALS

            WHEREAS, the parties have identified a numerical error in Section 1 of the Original Agreement, which sets forth the "Settlement Amount";

            WHEREAS, the parties desire to correct that numerical error to comport with their understanding in the Original Agreement;

            NOW, THEREFORE, the parties agree as follows:

1. Section 1 of the Original Agreement is deleted in its entirety and replaced by the following:

      1. Settlement Amount -- "Non-Competition" Payments and Hollinger Digital Management Incentive Plan Payments in Full with Interest. Atkinson agrees to pay to International, with interest, the "non-competition" payments he received. The "non-competition" payments (not including interest) for Atkinson total $2,170,433. Atkinson also agrees to pay to International, with interest, the Digital incentive compensation payments he received: he received $50,000 on August 11, 2000 and $100,000 on January 16, 2001, for a total of $150,000. The applicable rate of interest is the U.S. federal rate at the time Atkinson received each payment, compounded annually. The applicable rates are: (i) 6.33% on the August 2000 payment (the first of the two Hollinger Digital Management Incentive Plan payments); (ii) 6.01% on the November 2000 payments (the CanWest payment and the first of the three U.S. Community newspaper payments); (iii) 5.61% on the January 2001 payment (the second of two Hollinger Digital Management Incentive Plan payments); (iv) 5.07% on the February 2001 payment (the second of the three U.S. Community newspaper payments); (v) 4.94% on the April 2001 payment (the last of the three U.S. Community newspaper payments);
(vi) 4,07% on the July 2001 payment (the first of the two Osprey payments); and
(vii) 2.73% on the November 2001 payment (the second of the two Osprey payments). The total amount to be paid by Atkinson including interest (as of April 26, 2004) for the "non-competition" payments and the Hollinger Digital Management Incentive Plan payments is $2,798,424.05. Atkinson has paid $350,000, and the balance to be paid as of April 26, 2004 including interest is $2,448,424.05 (the "Settlement Amount"). Atkinson agrees to pay, and has paid, the Settlement Amount into escrow by exercising stock options as provided in paragraph 2 below.

2. This Amendment may be signed in any number of counterparts, all of which together shall constitute one and the same instrument.

3. All other provisions of the Original Agreement remain fully in effect.

Agreed to this 10th day of May, 2004 by:

HOLLINGER INTERNATIONAL, INC.                 PETER Y. ATKINSON

By: /s/ Paul B. Healy                         /s/ Peter Y. Atkinson
    -------------------------------           -----------------------------

              SECOND AMENDMENT TO RELEASE AND SETTLEMENT AGREEMENT

            THIS SECOND AMENDMENT (the "Second Amendment") is entered into as of October 29, 2004, by and between Hollinger International, Inc. ("International") and Peter Y. Atkinson ("Atkinson"), and is made with reference to that certain Release and Settlement Agreement entered into as of April 27, 2004 (the "Original Agreement") and the Amendment to that certain Release and Settlement Agreement entered into as of May 10, 2004 (the "Amendment"). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Original Agreement.

                                    RECITALS

            WHEREAS, this Agreement is one of a number of such agreements that may be entered into between the Special Committee (the "SC"), on behalf of International, and others (the "Settlements") and that the SC, on International's behalf, intends to seek Court approval of the Settlements as a single group to the extent necessary and appropriate;

            WHEREAS, the parties desire to seek an extension of time for the SC to apply to the Delaware Court of Chancery for the Scheduling Order;

            NOW, THEREFORE, the parties agree as follows:

1. Sub-Section (a) of Section 10 of the Original Agreement is amended by changing the date of "October 31, 2004" in clause (iv) to "December 31, 2004."

2. This Second Amendment may be signed in any number of counterparts, all of which together shall constitute one and the same instrument.

3. All other provisions of the Original Agreement and the Amendment remain fully in effect.

Agreed to this 29th day of October, 2004 by:

HOLLINGER INTERNATIONAL, INC.                   PETER Y. ATKINSON

By: /s/ James R. Van Horn                       /s/ Peter Y. Atkinson
    ---------------------------------           --------------------------
    JAMES R. VAN HORN
    V.P., GENERAL COUNSEL & SECRETARY

             THIRD AMENDMENT TO RELEASE AND SETTLEMENT AGREEMENT

        THIS THIRD AMENDMENT (the "Third Amendment") is entered into as of December 30, 2004, by and between Hollinger International Inc. ("International") and Peter Y. Atkinson ("Atkinson"), and is made with reference to the Release and Settlement Agreement dated April 27, 2004 (the "Original Agreement"), the Amendment and the Second Amendment. The Original Agreement, the Amendment, the Second Amendment and the Third Amendment are collectively referred to herein as the "Agreement". Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Original Agreement, the Amendment and the Second Amendment.

                                   RECITALS

        WHEREAS, the parties agree that they need additional time to continue their discussions regarding the language of the Agreement to more appropriately reflect their intent, to facilitate its aproval by the Court, and to adequately protect the interests of both parties,

        NOW, THEREFORE, for and in consideration of the mutual representations, warranties, covenants and agreements contained in the Agreement, and intending to be legally bound hereby, the parties agree as follows:

1. Sub-Section (a) of Section 10 of the Original Agreement is further amended by changing the date of "October 31, 2004" in clause (iv) (which had previously been amended to December 31, 2004 by the Second Amendment) to "January 15, 2005."

2. The parties agree that this extension is in furtherance of the considerations described above and is without prejudice to the parties' respective rights and that the parties reserve all their respective rights.

3. This Third Amendment may be signed in any number of counterparts, all of which together shall constitute one and the same instrument.

Agreed to this 30th day of December, 2004 by:


HOLLINGER INTERNATIONAL INC.                    PETER Y. ATKINSON

By: /s/ James R. Van Horn/KLS                   /s/ Peter Y. Atkinson
    -------------------------                   ---------------------
    James R. Van Horn
    V.P., General Counsel & Secretary

              FOURTH AMENDMENT TO RELEASE AND SETTLEMENT AGREEMENT

     THIS FOURTH AMENDMENT (the "Fourth Amendment") is entered into as of January 14, 2005, by and between Hollinger International Inc. ("International") and Peter Y. Atkinson ("Atkinson"), and is made with reference to the Original Agreement, the Amendment, the Second Amendment, and the Third Amendment. The Original Agreement, the Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment are referred to herein collectively as the "Agreement." Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

                                 R E C I T A L S

     WHEREAS, the parties have concluded their discussions regarding the language of the Agreement to more appropriately reflect their intent to facilitate its approval by the Court and to adequately protect the interests of both parties;

     WHEREAS, this Agreement is one of a number of Settlements that may be entered into between the SC, on behalf of International, and others, and that the SC, on International's behalf, intends to seek Court approval of the Settlements as a single group to the extent necessary and appropriate and the parties thus desire to seek an extension of time for the SC to apply to the Delaware Court of Chancery for the Scheduling Order;

     NOW, THEREFORE, for and in consideration of the mutual representations, warranties, covenants and agreements contained in the Agreement, and intending to be legally bound hereby, subject to the approval of the Court as described in the Original Agreement, the parties agree as follows:

1. The following WHEREAS clause in the Original Agreement is deleted in its entirety:

     WHEREAS, Atkinson wishes to settle and finally resolve all actual or potential claims arising out of or relating to the matters that have been or may be asserted against him in the Cardinal Action and the Illinois Action;

     and replaced by the following:

     WHEREAS, Atkinson wishes to settle and finally resolve all actual or potential claims arising out of or relating to the matters that have been or may be asserted against him by International and its subsidiaries in the Cardinal Action and the Illinois Action;

2. The following WHEREAS clause in the Original Agreement is deleted in its entirety:

     WHEREAS, Atkinson has agreed to enter into the Agreement to resolve any potential liability in connection with the Cardinal Action and the Illinois Action, and to reduce further expense, inconvenience and the distraction of burdensome and protracted litigation;

     and replaced by the following:

     WHEREAS, Atkinson has agreed to enter into the Agreement to resolve any potential liability to International and its subsidiaries in connection with the Cardinal Action and the Illinois Action, and to reduce further expense, inconvenience and the distraction of burdensome and protracted litigation.

3. Section 4 of the Original Agreement is deleted in its entirety and replaced by the following:

          4. Release and Settlement.

     a. Upon Final Approval, and payment in full of the Settlement Amount, International and its subsidiaries do hereby fully, finally and forever release Atkinson and any and all of his personal agents, spouses, heirs, survivors and executors (collectively with Atkinson, the "Atkinson Releasees") from any and all rights, interests, obligations, debts, dues, sums of money, accounts, reckonings, damages, claims, actions, allegations, causes of action, counterclaims or demands whatsoever, whether known or unknown, in law or in equity, that have been or that could be asserted, relating to the subject matter of the Cardinal Action, the Illinois Action and/or the Report of Investigation by the Special Committee of the Board of Directors of Hollinger International Inc. dated August 30, 2004 (the "SC Report") against any of the Atkinson Releasees (the "Settled Claims"); and Atkinson and any and all of his personal agents, spouses, heirs, survivors and executors do hereby fully, finally and forever release International and any and all of its predecessors, successors, assigns, affiliates, subsidiaries, divisions, and its current and former officers, directors, shareholders, employees, attorneys, agents, advisors, and representatives (collectively with International, the "International Releasees") from any and all rights, interests, obligations, debts, dues, sums of money, accounts, reckonings, damages, claims, actions, allegations, causes of action, counterclaims or demands whatsoever, whether known or unknown, in law or in equity, that have been or that could be asserted, relating to the subject matter of the Cardinal Action, the Illinois Action and/or the SC Report against any of the International Releasees.

     b. The International Releasees do not include Hollinger Inc., The Ravelston Corporation Limited, Ravelston Management Inc., Conrad M. Black, F. David Radler, John A. Boultbee, Daniel W. Colson, Barbara Amiel Black, and Richard Perle, who are the defendants named in the Second Amended Complaint filed on October 29, 2004 in the Illinois Action (the "Illinois Action Defendants").

     c. Notwithstanding any other section or sub-section in this Agreement, Mark
S. Kipnis ("Kipnis") is included as a member of the International Releasees only under the condition that that Atkinson Releasees are not, and do not become, the subject of any claim of any nature asserted by Kipnis and/or his spouses, heirs, survivors, or executors, including but not limited to a cross-claim or counterclaim, relating to the subject matter of the Cardinal Action, the Illinois Action and the SC Report (a "Kipnis Claim"). Should any of the Atkinson Releasees become the subject of any Kipnis Claim, then the release being provided by the Atkinson Releasees hereunder is void solely to the extent of any counterclaims the Atkinson Releasees have against

Kipnis, but only up to the amount of any recovery Kipnis obtains from the Atkinson Releasees (excluding any Atkinson unreimbursed attorneys' fees).

     d. Notwithstanding any other section or sub-section in this Agreement, Todd
A. Vogt ("Vogt") is included as a member of the International Releasees only under the condition that that Atkinson Releasees are not, and do not become, the subject of any claim of any nature asserted by Vogt and/or his spouses, heirs, survivors, or executors, including but not limited to a cross-claim or counterclaim, relating to the subject matter of the Cardinal Action, the Illinois Action and the SC Report (a "Vogt Claim"). Should any of the Atkinson Releasees become the subject of any Vogt Claim, then the release being provided by the Atkinson Releasees hereunder is void solely to the extent of any counterclaims the Atkinson Releasees have against Vogt, but only up to the amount of any recovery Vogt obtains from the Atkinson Releasees (excluding any Atkinson unreimbursed attorneys' fees).

     e. The releases provided under this Section 4 also do not relate to any pending or future securities class action suits and do not affect the rights of contribution and indemnification the parties to this Agreement may have against each other in any securities class action suits. The releases also do not release Atkinson or International from their respective obligations under this Agreement or the Consulting Agreement.

     f. In connection with any settlement between or among (i) International and/or its subsidiaries and (ii) any former or current directors or officers of International or any former or current directors or officers of International's subsidiaries in respect of any claims of any nature relating to the subject matter of the Cardinal Action, the Illinois Action, and/or the SC Report, International and/or its subsidiaries shall use commercially reasonable efforts, in good faith, to obtain a release of all claims of any nature that such settling officer or director has or may thereafter have against the Atkinson Releasees arising out of or relating to the subject matter of the Cardinal Action, the Illinois Action and/or the SC Report.

     g. For purposes of further clarification, the words "personal agents" in
Section 4 and "agents" in Section 14 of the Agreement, as both of these sections are amended herein, refer and apply only to Atkinson's personal agents, including but not limited to his attorneys or accountants who represent him in his personal capacity, and, notwithstanding the foregoing, do not release or apply to other former or current officers, agents, attorneys, accountants, directors, employees or affiliated companies of International, Hollinger Inc., or The Ravelston Corporation Limited, including without limitation the Illinois Action Defendants. Similarly, the words "spouses," "heirs," "successors," "administrators" and "executors" in Sections 4 and 14 do not release or apply to other former or current officers, agents, attorneys, accountants, directors, employees or affiliated companies of International, Hollinger Inc., or The Ravelston Corporation Limited, including without limitation the Illinois Action Defendants.

4. Sub-section (a) of Section 7 is deleted in its entirety and replaced by the following:

     a. a settlement hearing (the "Settlement Hearing") be held to determine whether the Court should: (i) approve the Settlements pursuant to the Chancery Court's Rule 23.1 as fair, reasonable, and adequate and in the best interests of International's stockholders; and (ii) enter an Order and Final Judgment dismissing Atkinson from the Cardinal Action with prejudice, each

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party to bear its own costs and release and enjoin prosecution by International and its subsidiaries against Atkinson of any and all Settled Claims; and (iii) hear such other matters as the Court may deem necessary and appropriate; and

5. Sub-section (c) of Section 9 is deleted in its entirety and replaced by the following:

     c. dismiss Atkinson from the Cardinal Action with prejudice; extinguish, discharge and release, any and all Settled Claims as against Atkinson, said dismissal subject only to compliance by International and Atkinson with the terms of this Agreement and any Order of the Court concerning this Agreement; and permanently enjoin International and its subsidiaries from asserting, commencing, prosecuting or continuing any of the Settled Claims.

6. Sub-Section (a) of Section 10 of the Original Agreement is further amended by changing the date of "January 15, 2005" in clause (iv) (which had previously been amended to January 15, 2005 by the Third Amendment) to "March 31, 2005."

7. Section 11 is deleted in its entirety and replaced by the following:

     11. Governing Law; Choice of Forum; Jury Waiver. This Agreement and any claim related directly to this Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. All disputes arising out or relating to this Agreement or its breach shall be resolved in the courts located within the State of Delaware, New Castle County, and Atkinson and International hereby submit exclusively to the jurisdiction and venue of those Delaware courts. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE ARISING OUT OF THIS AGREEMENT.

8. Section 14 is deleted in its entirety and replaced by the following:

     14. Successors. This Agreement shall apply to Atkinson, as well as his heirs, agents, executors, and administrators. Except as otherwise expressly provided in this Agreement, the Agreement also shall apply to, and inure to the benefit of, International and its subsidiaries and any successors of International and its subsidiaries that International may designate.

9. [REDACTED]


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10. This Fourth Amendment may be signed in any number of counterparts, all of which together shall constitute one and the same instrument.

Agreed to this 14th day of January 2005 by:


HOLLINGER INTERNATIONAL INC.                            PETER Y. ATKINSON

By:/s/ James R. Van Horn                                /s/ Peter Y. Atkinson
   -------------------------                            ---------------------
   James R. Van Horn
   Vice President, General
   Counsel and Secretary
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